UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 21, 2006

Golden Eagle International, Inc.
(Name of small business issuer as specified in its charter)

Colorado	0-23726	84-1116515
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

9661 South 700 East, Salt Lake City, Utah 84070
Address of principal executive offices

801-619-9320
Telephone number, including
Area code

Not applicable
Former name or former address if changed since last report

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

a. On September 21, 2006, H.E. Dunham resigned as Golden Eagle International, Inc.’s (hereafter referred to as “we,” “us” or “our) Chief Operating Officer and Acting Chief Financial Officer, and as a member of our Board of Directors. Mr. Dunham cited personal reasons for his resignation from these positions.

b. On September 21, 2006, our Board of Directors appointed Harlan McSpadden (Mac) DeLozier, 62, as a member of our Board of Directors.

Mr. DeLozier has been our Administrative Vice President for Bolivian Operations since March 1, 1997. From 1989 until 1997, Mr. DeLozier was the international sales representative for Toyota, Chevrolet, and Hyundai in Bolivia. From 1986 through 1988, he administered a large leather products exporting operation from Bolivia to Chile and Peru. From 1981 to 1985, Mr. DeLozier was the purchasing agent for the U.S. Embassy Commissary in La Paz, Bolivia. He administered a large cattle ranch in Beni, Bolivia from 1972-1990. In addition to his ranching activities, from 1976 to 1980 he was a representative of Homeline/Textron, a U.S. electronics firm with operations in Bolivia. From 1980-1981 he was the manager of mining operations for the Kerani gold mine in the Murillo Province of western Bolivia. Mr. DeLozier served in the Peace Corps in Bolivia from 1966-1971. In 1966, Mr. DeLozier received B.A. degrees in Political Science, Foreign Language and History from Oklahoma State University.

Item 9.01  Financial Statements and Exhibits

99.1 Press release dated September 28, 2006 announcing Mr. DeLozier’s appointment to our
Board of Directors and Mr. Dunham’s resignation as our Chief Operating Officer, Acting Chief Financial Officer, and as a member of our Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the twenty-eighth day of September, 2006.

Golden Eagle International, Inc.

By: /s/ Terry C. Turner
Terry C. Turner,
President and Chief Executive Officer